FORM 10f3

Record of Securities Purchased
Under the Lehman Brothers Rule 10f3 Procedures
(Italicized, boldface terms are defined in the Rule 10f3 Procedures) Name of Fund: Lehman Brothers First Trust Income Opportunity Fund
(HYI)

Name of Adviser (or SubAdviser)	 Lehman Brothers Asset Management LLC

1.	Issuer:	The AES Corporation

2.	Date of Purchase:	May 14, 2008

3.	Underwriter from whom purchased:	Citigroup Global Markets Inc.

4.	(a) Affiliated Underwriter managing or participating in
	syndicate:	Lehman Brothers Inc.

	(b) Other members of the underwriting syndicate (List all or you may attach the first two pages from the final prospectus): Banc of America Securities LLC, Barclays Capital Inc., Citigroup Capital Markets Inc., Goldman Sachs & Co., J.P. Morgan Securities Inc., Lehman Brothers Inc., Scotia Capital (USA) Inc., SG Americas Securities LLC, Wedbush Morgan Securities In

5.	Aggregate principal amount of purchase: 35,000,000

6.	Aggregate principal amount of offering: 625,000,000

7.	Total principal amount purchased for the Fund 3,760,000

8.	Purchase price (net of fees and expenses):100.00

9.	Date offering commenced: May 14, 2008

10.	Offering price at close of first full business day after
	offering commenced: 100.00

11.	Commission or Gross Spread:	1.50%			 $?????/unit

12.	Yield to Maturity	8.00%

13.	Have the following conditions been satisfied? (Please check
	all those that apply).						Yes	No

	(a) The securities are (select one):

	(i) part of a Registered Offering;

	(ii) are part of an issue of Government Securities;

	(iii) are Eligible Municipal Securities;

	(iv) are securities sold in an Eligible Foreign Offering; or

	(v) are securities sold in an Eligible Rule 144A Offering?	X


									Yes	No

	(b) The securities were purchased prior to the end of the first day on which any sales were made (or if the securities were issued for subscription upon exercise of rights, the securities were purchased on or before the fourth day preceding the day on
	which the rights offering terminated)?				X

	(c) The purchase price paid was not more than the price paid
	by each other purchaser of securities in the offering or in
	any concurrent offering of the securities (except, in the case
	of an Eligible Foreign Offering, for any rights to purchase
	that are required by law to be granted to existing security
	holders of the issuer)?						X

	(d) The responses to (a), (b), and (c) above are based upon written statement(s) made by the issuer or a syndicate manager, or by an underwriter or seller of the securities through which
	the purchase was made?						X

	(e) The securities either are Eligible Municipal Securities,
	or the issuer of the securities and its predecessors have been
	in continuous operation for not less than three years?		X

	(f) The underwriting was a firm commitment underwriting (if
	the underwriters purchased any securities in the underwriting)?	X

	(g) The commission, spread or profit was reasonable and fair
	in relation to that being received by others for underwriting similar securities during the same period. (Please also
	complete the attached Comparables Form.)			X

	(h) The amount of such securities (other than those sold in an Eligible Rule 144A offering) of any class of the issue of securities purchased by all of the investment companies advised by the Adviser and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase (i) did not exceed 25% of the principal amount of the offering, OR

	(i) if purchased in an Eligible Rule 144A Offering, the total amount purchased did not exceed 25% of the total of:

	(a) The principal amount of the offering of such class sold
	by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(i) under the
	Securities Act of 1933, plus					X

	(b) The principal amount of the offering of such class in any
	concurrent public offering?					X

	(j) (i) No affiliated underwriter was a direct or indirect
	participant in or beneficiary of the sale; OR			X


									Yes	No

	(ii) With respect to the purchase of Eligible Municipal
	Securities, no affiliated underwriter of the Fund was a direct or indirect participant in the sale and such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter.

	(k) Information has or will be timely supplied to the Funds president and treasurer (or designee) for inclusion on SEC Form
	NSAR and quarterly reports to Trustees?				X


	Signature:_________________________________________


	Print Name:________________________________________	Date:


RULE 10f3  COMPARABLES FORM


Name of Issue Purchased by Fund:
AES Corporation 8.00% 06/01/2020 Cusip 00130HBM6


			Comparison # 1		Comparison # 2
Security Name		IPALCO (AES) Enterprise	Markwest Energy Partners
(include cusip)		7.25% 04/01/2016	8.75% 04/15/2018
			CUSIP 462613AE0		CUSIP 570506AF2


Yield to Maturity	6.873% at 102.25	8.006% at 105


Type of Offering	144A for life		144A with Reg Rights
(e.g., registered,
144A)


Date offering		04/02/2008		04/15/2008
commenced



Offering Price at Issue	98.526 (yield 7.25%)	99.183


Was an affiliate	YES			NO
managing or a member of
the syndicate? (this is
not required and it is
preferable that the
comparable not include
an affiliate).



Spread ($) or (%)	1.5%			2.0%

	Note:  Minimum of two comparisons must be completed for each purchase.